FIRST AMENDMENT TO CONSULTING Agreement BETWEEN VYSTAR CORPORATION AND BLUE OAR CONSULTING, INC.

This First Amendment to the Consulting Agreement between Vystar Corporation, and Blue Oar Consulting, Inc. (“Amendment”) is made as of August 21, 2013 with an effective date of June 3, 2013 ("Effective Date"), and is entered into by and between VYSTAR, INC. (“Vystar”), with an address at 3235 Satellite Blvd, Bldg 400, Ste 290, Duluth, GA 30096 and Blue Oar Consulting, Inc., with an address at 285 W Via Lola, Palm Springs CA 92262 (“Consultant”).

Vystar and Consultant entered into that certain Consulting Agreement between Vystar and Consultant dated effective March 14, 2013 (the “Agreement”).

Vystar and Consultant now desire to amend the terms of the Agreement as more particularly set forth below:

1.          Section 3 of the Agreement is hereby amended and restated in its entirety and shall hereafter be and read as follows: 3. Termination. This Agreement shall terminate immediately at any time by either party after twelve (12) months from the date hereof, upon thirty (30) days prior written notice to the other party. Notwithstanding the termination provisions in this Section 3, Consultant may terminate this Agreement without notice at any time that the fees set forth in Section 2 of this Agreement remain unpaid more than ten (10) days past their due date.

2.          Exhibit B Fees attached to the Agreement is hereby amended and restated in its entirety and shall hereafter be and read as provided in Exhibit B-1 Fees attached to this Amendment and incorporated for all purposes.

3.          Except as provided in this Amendment, all terms used in this Amendment that are not otherwise defined shall have the respective meanings ascribed to such terms in the Agreement.

4.          This Amendment embodies the entire agreement between Vystar and Consultant with respect to the amendment of the Agreement. In the event of any conflict or inconsistency between the provisions of the Agreement and this Amendment, the provisions of this Amendment shall control and govern.

5.          Except as specifically modified and amended herein, all of the terms, provisions, requirements and specifications contained in the Agreement remain in full force and effect. Except as otherwise expressly provided herein, the parties do not intend to, and the execution of this Amendment shall not, in any manner impair the Agreement, the purpose of this Amendment being simply to amend and ratify the Agreement, as hereby amended and ratified, and to confirm and carry forward the Agreement, as hereby amended, in full force and effect.

6.          This Amendment shall be construed and governed by the laws of the State of GEORGIA.

IN WITNESS WHEREOF, Vystar and Consultant have executed and delivered this Amendment effective as of the Effective Date.

BLUE OAR CONSULTING, INC.	VYSTAR CORPORATION

By:	By:

Name:	Name:

Title:	Title:

EXHIBIT B-1

FEES

Immediately upon execution of the Agreement, Vystar will deliver to the Consultant or to Consultant’s designee(s) a certificate or certificates registered in the name of Consultant or its designee a total of 3,300,000 restricted shares of Vystar common stock.

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